UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2026, VisionWave Israel Ltd. (“VW Israel”), a wholly owned subsidiary of VisionWave Holdings Inc. (“VisionWave” or the “Company”), entered into a definitive Share Purchase and Shareholders Agreement (the “Agreement”) with Mr. Ian Paklida (the “Seller”), pursuant to which VW Israel agreed to acquire 60% of the issued and outstanding equity interests of VIP Lux Travel Ltd. and PKLST Tourism and Leisure Ltd., both Israeli corporations (collectively, the “Target Companies”).

The Agreement is definitive; however, the transaction has not yet closed.

Under the terms of the Agreement, the consideration for the acquisition of the Target Companies will be the issuance of shares of common stock of the Company, subject to the satisfaction of various conditions precedent and regulatory approvals.

The Agreement contemplates an aggregate transaction value of up to approximately 15 million NIS, payable in the Company shares valued at approximately USD $3 million. The number of shares to be issued will be 513,752 shares of common stock of the Company representing $6.02 cost per share.

The Agreement includes customary representations, warranties, covenants, indemnification provisions, confidentiality obligations, lock-up restrictions, and closing conditions. Closing remains subject to, among other things:

•	completion of legal, financial, and operational due diligence;

•	receipt of all required corporate and regulatory approvals;

•	applicable tax rulings and/or approvals in Israel;

•	execution and delivery of final ancillary closing documents; and

•	satisfaction or waiver of other customary closing conditions.

Until the closing occurs, there can be no assurance that the acquisition will be consummated on the terms currently contemplated, or at all.

The Company intends to evaluate strategic opportunities relating to the Target Companies’ operations and potential integration into VisionWave’s broader international business activities.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full Agreement, a copy of which the Company intends to file as an exhibit to a subsequent amendment to this Current Report or to another applicable filing, subject to confidential treatment and redaction rights, if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer